Exhibit 3.1

AMENDED AND RESTATED ARTICLES

OF

GREEN THUMB INDUSTRIES INC.

INDEX TO THE AMENDED AND RESTATED ARTICLES

OF

GREEN THUMB INDUSTRIES INC.

Continuation Number: C776592

(the “Company”)

PART 1 - INTERPRETATION		8

1.1	Definitions	8
1.2	Business Corporations Act and Interpretation Act Definitions Applicable	8

PART 2 - SHARES AND SHARE CERTIFICATES		8

2.1	Authorized Share Structure	8
2.2	Form of Share Certificate	9
2.3	Shareholder Entitled to Certificate or Acknowledgment	9
2.4	Delivery by Mail	9
2.5	Replacement of Worn Out or Defaced Certificate or Acknowledgement	9
2.6	Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgment	9
2.7	Splitting Share Certificates	9
2.8	Certificate Fee	10
2.9	Recognition of Trusts	10

PART 3 - ISSUE OF SHARES		10

3.1	Directors Authorized	10
3.2	Commissions and Discounts	10
3.3	Brokerage	10
3.4	Conditions of Issue	10
3.5	Share Purchase Warrants and Rights	11

PART 4 - SHARE REGISTERS		11

4.1	Central Securities Register	11
4.2	Closing Register	11

PART 5 - SHARE TRANSFERS		11

5.1	Registering Transfers	11
5.2	Form of Instrument of Transfer	11
5.3	Transferor Remains Shareholder	12
5.4	Signing of Instrument of Transfer	12
5.5	Enquiry as to Title Not Required	12
5.6	Transfer Fee	12

PART 6 - TRANSMISSION OF SHARES		12

6.1	Legal Personal Representative Recognized on Death	12
6.2	Rights of Legal Personal Representative	12

PART 7 - PURCHASE OF SHARES		13

7.1	Company Authorized to Purchase Shares	13
7.2	Purchase When Insolvent	13
7.3	Sale and Voting of Purchased Shares	13

PART 8 - BORROWING POWERS		13

8.1	Company Authorized to Borrow	13

PART 9 - ALTERATIONS		14

9.1	Alteration of Authorized Share Structure	14
9.2	Special Rights and Restrictions	14
9.3	Change of Name	14
9.4	Other Alterations	15

PART 10 - MEETINGS OF SHAREHOLDERS		15

10.1	Annual General Meetings	15
10.2	Resolution Instead of Annual General Meeting	15
10.3	Calling of Meetings of Shareholders	15
10.4	Meetings by Electronic Means	15
10.5	Notice for Meetings of Shareholders	15
10.6	Record Date for Notice	16
10.7	Record Date for Voting	16
10.8	Failure to Give Notice and Waiver of Notice	16
10.9	Notice of Special Business at Meetings of Shareholders	16

PART 11 - PROCEEDINGS AT MEETINGS OF SHAREHOLDERS		17

11.1	Special Business	17
11.2	Special Majority	17
11.3	Quorum	17
11.4	One Shareholder May Constitute Quorum	17
11.5	Other Persons May Attend	18
11.6	Requirement of Quorum	18
11.7	Lack of Quorum	18
11.8	Lack of Quorum at Succeeding Meeting	18
11.9	Chair	18
11.10	Selection of Alternate Chair	19
11.11	Adjournments	19
11.12	Notice of Adjourned Meeting	19
11.13	Decisions by Show of Hands or Poll	19
11.14	Declaration of Result	19
11.15	Motion Need Not be Seconded	19
11.16	Casting Vote	19
11.17	Manner of Taking Poll	20
11.18	Demand for Poll on Adjournment	20

11.19	Chair Must Resolve Dispute	20
11.20	Casting of Votes	20
11.21	Demand for Poll	20
11.22	Demand for Poll Not to Prevent Continuance of Meeting	20
11.23	Retention of Ballots and Proxies	20

PART 12 - VOTES OF SHAREHOLDERS		21

12.1	Number of Votes by Shareholder or by Shares	21
12.2	Votes of Persons in Representative Capacity	21
12.3	Votes by Joint Holders	21
12.4	Legal Personal Representatives as Joint Shareholders	21
12.5	Representative of a Corporate Shareholder	21
12.6	Proxy Provisions Do Not Apply to All Companies	22
12.7	Appointment of Proxy Holders	22
12.8	Alternate Proxy Holders	22
12.9	Proxy Holder Need Not Be Shareholder	22
12.10	Deposit of Proxy	22
12.11	Validity of Proxy Vote	23
12.12	Form of Proxy	23
12.13	Revocation of Proxy	23
12.14	Revocation of Proxy Must Be Signed	24
12.15	Production of Evidence of Authority to Vote	24

PART 13 - DIRECTORS		24

13.1	First Directors; Number of Directors	24
13.2	Change in Number of Directors	24
13.3	Directors’ Acts Valid Despite Vacancy	25
13.4	Qualifications of Directors	25
13.5	Remuneration of Directors	25
13.6	Reimbursement of Expenses of Directors	25
13.7	Special Remuneration for Directors	25
13.8	Gratuity, Pension or Allowance on Retirement of Director	25

PART 14 - ELECTION AND REMOVAL OF DIRECTORS		26

14.1	Election at Annual General Meeting	26
14.2	Consent to be a Director	26
14.3	Failure to Elect or Appoint Directors	26
14.4	Places of Retiring Directors Not Filled	26
14.5	Directors May Fill Casual Vacancies	27
14.6	Remaining Directors Power to Act	27
14.7	Shareholders May Fill Vacancies	27
14.8	Additional Directors	27
14.9	Ceasing to be a Director	27
14.10	Removal of Director by Shareholders	28
14.11	Removal of Director by Directors	28

PART 15 - ALTERNATE DIRECTORS		28

15.1	Appointment of Alternate Director	28
15.2	Notice of Meetings	28
15.3	Alternate for More Than One Director Attending Meetings	28
15.4	Consent Resolutions	29
15.5	Alternate Director Not an Agent	29
15.6	Revocation of Appointment of Alternate Director	29
15.7	Ceasing to be an Alternate Director	29
15.8	Remuneration and Expenses of Alternate Director	29

PART 16 - POWERS AND DUTIES OF DIRECTORS		29

16.1	Powers of Management	29
16.2	Appointment of Attorney of Company	30

PART 17 - DISCLOSURE OF INTEREST OF DIRECTORS		30

17.1	Obligation to Account for Profits	30
17.2	Restrictions on Voting by Reason of Interest	30
17.3	Interested Director Counted in Quorum	30
17.4	Disclosure of Conflict of Interest or Property	30
17.5	Director Holding Other Office in the Company	30
17.6	No Disqualification	31
17.7	Professional Services by Director or Officer	31
17.8	Director or Officer in Other Corporations	31

PART 18 - PROCEEDINGS OF DIRECTORS		31

18.1	Meetings of Directors	31
18.2	Voting at Meetings	31
18.3	Chair of Meetings	31
18.4	Meetings by Telephone or Other Communications Medium	32
18.5	Calling of Meetings	32
18.6	Notice of Meetings	32
18.7	When Notice Not Required	32
18.8	Meeting Valid Despite Failure to Give Notice	33
18.9	Waiver of Notice of Meetings	33
18.10	Quorum	33
18.11	Validity of Acts Where Appointment Defective	33
18.12	Consent Resolutions in Writing	33

PART 19 - EXECUTIVE AND OTHER COMMITTEES		33

19.1	Appointment and Powers of Executive Committee	33
19.2	Appointment and Powers of Other Committees	34
19.3	Obligations of Committees	34
19.4	Powers of Board	34
19.5	Committee Meetings	35

PART 20 - OFFICERS		35

20.1	Directors May Appoint Officers	35
20.2	Functions, Duties and Powers of Officers	35
20.3	Qualifications	35
20.4	Remuneration and Terms of Appointment	35

PART 21 - INDEMNIFICATION		36

21.1	Definitions	36
21.2	Mandatory Indemnification of Eligible Party	36
21.3	Indemnification of Other Persons	37
21.4	Non-Compliance with Business Corporations Act	37
21.5	Company May Purchase Insurance	37

PART 22 - DIVIDENDS		37

22.1	Payment of Dividends Subject to Special Rights	37
22.2	Declaration of Dividends	37
22.3	No Notice Required	37
22.4	Record Date	37
22.5	Manner of Paying Dividend	38
22.6	Settlement of Difficulties	38
22.7	When Dividend Payable	38
22.8	Dividends to be Paid in Accordance with Number of Shares	38
22.9	Receipt by Joint Shareholders	38
22.10	Dividend Bears No Interest	38
22.11	Fractional Dividends	38
22.12	Payment of Dividends	38
22.13	Capitalization of Surplus	39

PART 23 - DOCUMENTS, RECORDS AND REPORTS		39

23.1	Recording of Financial Affairs	39
23.2	Inspection of Accounting Records	39
23.3	Remuneration of Auditor	39

PART 24 - NOTICES		39

24.1	Method of Giving Notice	39
24.2	Deemed Receipt of Mailing	40
24.3	Certificate of Sending	40
24.4	Notice to Joint Shareholders	40
24.5	Notice to Trustees	40

PART 25 – ADVANCE NOTICE OF NOMINATION FOR ELECTION OF DIRECTORS		41

25.1	Nomination of Directors	41
25.2	Timely Notice	41

25.3	Form and Update of Notice	42
25.4	Eligibility for Nomination	43
25.5	Delivery of Notice	43
25.6	Discretion to Waive	43

PART 26 - SEAL		43

26.1	Who May Attest Seal	43
26.2	Sealing Copies	44
26.3	Mechanical Reproduction of Seal	44

PART 27 – SUBORDINATE VOTING SHARES		44

27.1	Special Rights and Restrictions	44

PART 28 – SUPER VOTING SHARES		46

28.1	Special Rights and Restrictions	46

PART 29 – MULTIPLE VOTING SHARES		51

29.1	Special Rights and Restrictions	51

AMENDED AND RESTATED ARTICLES

OF

GREEN THUMB INDUSTRIES INC.

Continuation Number: C776592

(the “Company”)

PART 1 - INTERPRETATION

1.1	Definitions

In these articles, unless the context otherwise requires:

(1)	“board of directors”, “directors” and “board” mean the directors or sole director of the Company for the time being;

(2)

“Business Corporations Act” means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(3)	“legal personal representative” means the personal or other legal representative of the shareholder;

(4)	“Notice of Articles” means the notice of articles for the Company contained in the Company’s transition application, as amended from time to time;

(5)	“registered address” of a shareholder means the shareholder’s address as recorded in the central securities register;

(6)	“seal” means the seal of the Company, if any.

1.2	Business Corporations Act and Interpretation Act Definitions Applicable

The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act (British Columbia), with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these articles as if they were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act (British Columbia) relating to a term used in these articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these articles. If there is a conflict between these articles and the Business Corporations Act, the Business Corporations Act will prevail.

PART 2 - SHARES AND SHARE CERTIFICATES

2.1	Authorized Share Structure

The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company as the same may be amended from time to time.

2.2	Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.3	Shareholder Entitled to Certificate or Acknowledgment

Each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name or (b) a non-transferable written acknowledgment of the shareholder’s right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate and delivery of a share certificate for a share to one of several joint shareholders or to one of the shareholders’ duly authorized agents will be sufficient delivery to all.

2.4	Delivery by Mail

Any share certificate or non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

2.5	Replacement of Worn Out or Defaced Certificate or Acknowledgement

If the directors are satisfied that a share certificate or a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate is worn out or defaced, they must, on production to them of the share certificate or acknowledgment, as the case may be, and on such other terms, if any, as they think fit:

(1)	order the share certificate or acknowledgment, as the case may be, to be cancelled; and

(2)	issue a replacement share certificate or acknowledgment, as the case may be.

2.6	Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgment

If a share certificate or a non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate is lost, stolen or destroyed, a replacement share certificate or acknowledgment, as the case may be, must be issued to the person entitled to that share certificate or acknowledgment, as the case may be, if the directors receive:

(1)	proof satisfactory to them that the share certificate or acknowledgment is lost, stolen or destroyed; and

(2)	any indemnity the directors consider adequate.

2.7	Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.8	Certificate Fee

There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.7, the amount determined by the directors, if any, which must not exceed the amount prescribed under the Business Corporations Act.

2.9	Recognition of Trusts

Except as required by law or statute or these articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as by law or statute or these articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

PART 3 - ISSUE OF SHARES

3.1	Directors Authorized

Subject to the Business Corporations Act and the rights of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share, if any.

3.2	Commissions and Discounts

The Company may at any time, pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

3.3	Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4	Conditions of Issue

Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

(1)	consideration is provided to the Company for the issue of the share by one or more of the following:

(a)	past services performed for the Company;

(b)	property;

(c)	money; and

(2)	the value of the consideration received by the Company equals or exceeds the issue price set for the share under article 3.1.

3.5	Share Purchase Warrants and Rights

Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

PART 4 - SHARE REGISTERS

4.1	Central Securities Register

As required by and subject to the Business Corporations Act, the Company must maintain in British Columbia a central securities register. The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

4.2	Closing Register

The Company must not at any time close its central securities register.

PART 5 - SHARE TRANSFERS

5.1	Registering Transfers

A transfer of a share of the Company must not be registered unless:

(1)	a duly signed instrument of transfer in respect of the share has been received by the Company;

(2)	if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate has been surrendered to the Company; and

(3)

if a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgment has been surrendered to the Company.

5.2	Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the directors from time to time.

5.3	Transferor Remains Shareholder

Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.4	Signing of Instrument of Transfer

If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgments deposited with the instrument of transfer:

(1)	in the name of the person named as transferee in that instrument of transfer; or

(2)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.5	Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

5.6	Transfer Fee

There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors.

PART 6 - TRANSMISSION OF SHARES

6.1	Legal Personal Representative Recognized on Death

In case of the death of a shareholder, the legal personal representative, or if the shareholder was a joint holder, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

6.2	Rights of Legal Personal Representative

The legal personal representative has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these articles, provided the documents required by the Business Corporations Act and the directors have been deposited with the Company.

PART 7 - PURCHASE OF SHARES

7.1	Company Authorized to Purchase Shares

Subject to Article 7.2, the special rights and restrictions attached to the shares of any class or series and the Business Corporations Act, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and upon the terms specified in such resolution.

7.2	Purchase When Insolvent

The Company must not make a payment or provide any other consideration to purchase or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(1)	the Company is insolvent; or

(2)	making the payment or providing the consideration would render the Company insolvent.

7.3	Sale and Voting of Purchased Shares

If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(1)	is not entitled to vote the share at a meeting of its shareholders;

(2)	must not pay a dividend in respect of the share; and

(3)	must not make any other distribution in respect of the share.

PART 8 - BORROWING POWERS

8.1	Company Authorized to Borrow

The Company, if authorized by the directors, may:

(1)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(2)

issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as they consider appropriate;

(3)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(4)

mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

PART 9 - ALTERATIONS

9.1	Alteration of Authorized Share Structure

Subject to Article 9.2, the Business Corporations Act, and any regulatory or stock exchange requirements applicable to the Company, the Company may by directors’ resolution:

(1)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(2)

increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(3)	subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(4)	if the Company is authorized to issue shares of a class of shares with par value:

(a)	decrease the par value of those shares; or

(b)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(5)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(6)	alter the identifying name of any of its shares; or

(7)	otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act.

9.2	Special Rights and Restrictions

Subject to the Business Corporations Act and any regulatory or stock exchange requirements applicable to the Company, the Company may by directors’ resolution:

(1)

create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(2)	vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued.

9.3	Change of Name

The Company may by directors’ resolution authorize an alteration of its Notice of Articles in order to change its name subject to any other regulatory or stock exchange requirements applicable to the Company.

9.4	Other Alterations

If the Business Corporations Act does not specify the type of resolution and these articles do not specify another type of resolution, the Company may by directors’ resolution alter these articles, subject to any other regulatory or stock exchange requirements applicable to the Company.

PART 10 - MEETINGS OF SHAREHOLDERS

10.1	Annual General Meetings

Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place, within or outside of British Columbia, as may be determined by the directors.

10.2	Resolution Instead of Annual General Meeting

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the Business Corporations Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article10.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3	Calling of Meetings of Shareholders

The directors may, whenever they think fit, call a meeting of shareholders at such time and place, within or outside of British Columbia, as may be determined by a resolution of the directors.

10.4	Meetings by Electronic Means

A meeting of shareholders may be held by telephone or electronic means and a person who, through those means, votes at the meeting or establishes a communications link to the meeting shall be deemed to be present at the meeting.

10.5	Notice for Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these articles otherwise provide, at least the following number of days before the meeting:

(1)	if and for so long as the Company is a public company, 21 days;

(2)	otherwise, 10 days.

10.6	Record Date for Notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(1)	if and for so long as the Company is a public company, 21 days;

(2)	otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7	Record Date for Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.8	Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

10.9	Notice of Special Business at Meetings of Shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:

(1)	state the general nature of the special business; and

(2)

if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(a)	at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(b)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

PART 11 - PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1	Special Business

At a meeting of shareholders, the following business is special business:

(1)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(2)	at an annual general meeting, all business is special business except for the following:

(a)	business relating to the conduct of or voting at the meeting;

(b)	consideration of any financial statements of the Company presented to the meeting;

(c)	consideration of any reports of the directors or auditor;

(d)	the setting or changing of the number of directors;

(e)	the election or appointment of directors;

(f)	the appointment of an auditor;

(g)	the setting of the remuneration of an auditor;

(h)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution;

(i)	any other business which, under these articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2	Special Majority

The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds (2/3) of the votes cast on the resolution.

11.3	Quorum

Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is one person who is, or who represents by proxy, one or more shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting.

11.4	One Shareholder May Constitute Quorum

If there is only one shareholder entitled to vote at a meeting of shareholders:

(1)	the quorum is one person who is, or who represents by proxy, that shareholder; and

(2)	that shareholder, present in person or by proxy, may constitute the meeting.

11.5	Other Persons May Attend

The directors, the chief executive officer (if any), the president (if any), the chief financial officer (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company and any other persons invited by the directors are entitled to attend any meeting of shareholders, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

11.6	Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.7	Lack of Quorum

If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(1)	in the case of a general meeting requisitioned by shareholders, the meeting is dissolved; and

(2)	in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

11.8	Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.7(2) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.9	Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(1)	the chair of the board, if any;

(2)	if the chair of the board is absent or unwilling to act as chair of the meeting, the vice chair of the board, if any;

(3)	if the vice chair of the board is absent or unwilling to act as chair of the meeting, the chief executive officer, if any; or

(4)	if the chief executive officer is absent or unwilling to act as chair of the meeting, the president, if any.

11.10	Selection of Alternate Chair

If, at any meeting of shareholders, there is no chair of the board, vice chair of the board, chief executive officer or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board, vice chair of the board, chief executive officer and president are unwilling to act as chair of the meeting, or if the chair of the board, vice chair of the board, chief executive officer and president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present may choose one of their number or the Company’s solicitor to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.11	Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.12	Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.13	Decisions by Show of Hands or Poll

Subject to the Business Corporations Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by at least one shareholder entitled to vote who is present in person or by proxy.

11.14	Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.15	Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.16	Casting Vote

In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.17	Manner of Taking Poll

Subject to Article 11.18, if a poll is duly demanded at a meeting of shareholders:

(1)	the poll must be taken:

(a)	at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(b)	in the manner, at the time and at the place that the chair of the meeting directs;

(2)	the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(3)	the demand for the poll may be withdrawn by the person who demanded it.

11.18	Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.19	Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is final and conclusive.

11.20	Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.21	Demand for Poll

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.22	Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.23	Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

PART 12 - VOTES OF SHAREHOLDERS

12.1	Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(1)	on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(2)

on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2	Votes of Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3	Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(1)	any one of the joint shareholders may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(2)

if more than one of the joint shareholders is present at any meeting, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4	Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders.

12.5	Representative of a Corporate Shareholder

If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(1)	for that purpose, the instrument appointing a representative must:

(a)

be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(b)	if the notice so provides, be provided at the meeting to the chair of the meeting or to a person designated by the chair of the meeting;

(2)	if a representative is appointed under this Article 12.5:

(a)

the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(b)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.6	Proxy Provisions Do Not Apply to All Companies

Articles 12.7 to 12.15 do not apply to the Company if and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions (as defined in section 1(1) of the Business Corporations Act) as part of its articles or to which the Statutory Reporting Company Provisions apply.

12.7	Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

12.8	Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.9	Proxy Holder Need Not Be Shareholder

A person appointed as a proxy holder need not be a shareholder.

12.10	Deposit of Proxy

A proxy for a meeting of shareholders must:

(1)

be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(2)	unless the notice provides otherwise, be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.11	Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(1)	at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(2)	by the chair of the meeting, before the vote is taken.

12.12	Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

[name of company]

(the “Company”)

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy if given in respect of all shares registered in the name of the shareholder):

Signed [month, day, year]

[Signature of shareholder]

[Name of shareholder—printed]

12.13	Revocation of Proxy

Subject to Article 12.14, every proxy may be revoked by an instrument in writing that is:

(1)	received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(2)	provided, at the meeting, to the chair of the meeting.

12.14	Revocation of Proxy Must Be Signed

An instrument referred to in Article 12.13 must be signed as follows:

(1)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy;

(2)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.15	Production of Evidence of Authority to Vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

PART 13 - DIRECTORS

13.1	First Directors; Number of Directors

The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Business Corporations Act. The number of directors, excluding additional directors appointed under Article 14.8, is set at:

(1)	subject to paragraphs (2) and (3), the number of directors that is equal to the number of the Company’s first directors;

(2)	if the Company is a public company, the greater of three and the most recently set of:

(a)	the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(b)	the number of directors set under Article 14.4;

(3)	if the Company is not a public company, the most recently set of:

(a)	the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(b)	the number of directors set under Article 14.4.

13.2	Change in Number of Directors

If the number of directors is set under Articles 13.1(2)(a) or 13.1(3)(a):

(1)	the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number;

(2)

if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number contemporaneously with the setting of that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

13.3	Directors’ Acts Valid Despite Vacancy

An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.4	Qualifications of Directors

A director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

13.5	Remuneration of Directors

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

13.6	Reimbursement of Expenses of Directors

The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

13.7	Special Remuneration for Directors

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

13.8	Gratuity, Pension or Allowance on Retirement of Director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

PART 14 - ELECTION AND REMOVAL OF DIRECTORS

14.1	Election at Annual General Meeting

At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

(1)

the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these articles; and

(2)	all the directors cease to hold office immediately before the election or appointment of directors under paragraph (1), but are eligible for re-election or re-appointment.

14.2	Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(1)	that individual consents to be a director in the manner provided for in the Business Corporations Act;

(2)	that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(3)	with respect to first directors, the designation is otherwise valid under the Business Corporations Act.

14.3	Failure to Elect or Appoint Directors

If:

(1)

the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(2)	the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(3)	the date on which his or her successor is elected or appointed; and

(4)	the date on which he or she otherwise ceases to hold office under the Business Corporations Act or these articles.

14.4	Places of Retiring Directors Not Filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

14.5	Directors May Fill Casual Vacancies

Any casual vacancy occurring in the board of directors may be filled by the directors.

14.6	Remaining Directors Power to Act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of summoning a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.

14.7	Shareholders May Fill Vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.8	Additional Directors

Notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed:

(1)	one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(2)	in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(1), but is eligible for re-election or re-appointment.

14.9	Ceasing to be a Director

A director ceases to be a director when:

(1)	the term of office of the director expires;

(2)	the director dies;

(3)	the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(4)	the director is removed from office pursuant to Articles 14.10 or 14.11.

14.10	Removal of Director by Shareholders

The Company may remove any director before the expiration of his or her term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

14.11	Removal of Director by Directors

The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

PART 15 - ALTERNATE DIRECTORS

15.1	Appointment of Alternate Director

Any director (an “appointor”) may by notice in writing received by the Company appoint any person (an “appointee”) who is qualified to act as a director to be his or her alternate to act in his or her place at meetings of the directors or committees of the directors at which the appointor is not present unless (in the case of an appointee who is not a director) the directors have reasonably disapproved the appointment of such person as an alternate director and have given notice to that effect to his or her appointor within a reasonable time after the notice of appointment is received by the Company.

15.2	Notice of Meetings

Every alternate director so appointed is entitled to notice of meetings of the directors and of committees of the directors of which his or her appointor is a member and to attend and vote as a director at any such meetings at which his or her appointor is not present.

15.3	Alternate for More Than One Director Attending Meetings

A person may be appointed as an alternate director by more than one director, and an alternate director:

(1)	will be counted in determining the quorum for a meeting of directors once for each of his or her appointors and, in the case of an appointee who is also a director, once more in that capacity;

(2)	has a separate vote at a meeting of directors for each of his or her appointors and, in the case of an appointee who is also a director, an additional vote in that capacity;

(3)

will be counted in determining the quorum for a meeting of a committee of directors once for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, once more in that capacity;

(4)

has a separate vote at a meeting of a committee of directors for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, an additional vote in that capacity.

15.4	Consent Resolutions

Every alternate director, if authorized by the notice appointing him or her, may sign in place of his or her appointor any resolutions to be consented to in writing.

15.5	Alternate Director Not an Agent

Every alternate director is deemed not to be the agent of his or her appointor.

15.6	Revocation of Appointment of Alternate Director

An appointor may at any time, by notice in writing received by the Company, revoke the appointment of an alternate director appointed by him or her.

15.7	Ceasing to be an Alternate Director

The appointment of an alternate director ceases when:

(1)	his or her appointor ceases to be a director and is not promptly re-elected or re-appointed;

(2)	the alternate director dies;

(3)	the alternate director resigns as an alternate director by notice in writing provided to the Company or a lawyer for the Company;

(4)	the alternate director ceases to be qualified to act as a director; or

(5)	his or her appointor revokes the appointment of the alternate director.

15.8	Remuneration and Expenses of Alternate Director

The Company may reimburse an alternate director for the reasonable expenses that would be properly reimbursed if he or she were a director, and the alternate director is entitled to receive from the Company such proportion, if any, of the remuneration otherwise payable to the appointor as the appointor may from time to time direct.

PART 16 - POWERS AND DUTIES OF DIRECTORS

16.1	Powers of Management

The directors must, subject to the Business Corporations Act and these articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these articles, required to be exercised by the shareholders of the Company.

16.2	Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

PART 17 - DISCLOSURE OF INTEREST OF DIRECTORS

17.1	Obligation to Account for Profits

A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act.

17.2	Restrictions on Voting by Reason of Interest

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

17.3	Interested Director Counted in Quorum

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

17.4	Disclosure of Conflict of Interest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.

17.5	Director Holding Other Office in the Company

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

17.6	No Disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

17.7	Professional Services by Director or Officer

Subject to the Business Corporations Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

17.8	Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

PART 18 - PROCEEDINGS OF DIRECTORS

18.1	Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

18.2	Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

18.3	Chair of Meetings

The following individual is entitled to preside as chair at a meeting of directors:

(1)	the chair of the board, if any;

(2)	in the absence of the chair of the board, the vice chair of the board, if any;

(3)	in the absence of the vice chair of the board, the chief executive officer, if any, provided the chief executive officer is a director, unless the board has determined otherwise;

(4)	in the absence of the chief executive officer, the president, if any, provided the president is a director, unless the board has determined otherwise; or

(5)	any other director chosen by the directors or, if the directors wish, the Company’s solicitor, if:

(a)

neither the chair of the board, the vice chair of the board, the chief executive officer (if a director, unless the board has determined otherwise), nor the president (if a director, unless the board has determined otherwise), is present at the meeting within 15 minutes after the time set for holding the meeting;

(b)

neither the chair of the board, the vice chair of the board, the chief executive officer (if a director, unless the board has determined otherwise), nor the president (if a director, unless the board has determined otherwise), is willing to chair the meeting; or

(c)

the chair of the board, the vice chair of the board, the chief executive officer (if a director, unless the board has determined otherwise), and the president (if a director, unless the board has determined otherwise), have advised the secretary, if any, or any other director, that they will not be present at the meeting.

18.4	Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the directors or of any committee of the directors in person or by telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director may participate in a meeting of the directors or of any committee of the directors by a communications medium other than telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director who participates in a meeting in a manner contemplated by this Article 18.4 is deemed for all purposes of the Business Corporations Act and these articles to be present at the meeting and to have agreed to participate in that manner.

18.5	Calling of Meetings

A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

18.6	Notice of Meetings

Other than for meetings held at regular intervals as determined by the directors pursuant to Article 18.1, notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors and the alternate directors at least 48 hours before the time appointed for holding the meeting or such lesser time as may be reasonable under the circumstances, by any method set out in Article 24.1 or orally in person or by telephone.

18.7	When Notice Not Required

It is not necessary to give notice of a meeting of the directors to a director or an alternate director if:

(1)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(2)	the director or alternate director, as the case may be, has waived notice of the meeting.

18.8	Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director or alternate director, does not invalidate any proceedings at that meeting.

18.9	Waiver of Notice of Meetings

Any director or alternate director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and, unless the director otherwise requires by notice in writing to the Company, to his or her alternate director, and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director or alternate director.

18.10	Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be set at two directors or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

18.11	Validity of Acts Where Appointment Defective

Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

18.12	Consent Resolutions in Writing

A resolution of the directors or of any committee of the directors consented to in writing by all of the directors entitled to vote on it, whether by signed document, fax, email or any other method of transmitting legibly recorded messages, is as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors duly called and held. Such resolution may be in two or more counterparts which together are deemed to constitute one resolution in writing. A resolution passed in that manner is effective on the date stated in the resolution or on the latest date stated on any counterpart. A resolution of the directors or of any committee of the directors passed in accordance with this Article 18.12 is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these articles relating to meetings of the directors or of a committee of the directors.

PART 19 - EXECUTIVE AND OTHER COMMITTEES

19.1	Appointment and Powers of Executive Committee

The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors’ powers, except:

(1)	the power to fill vacancies in the board of directors;

(2)	the power to remove a director;

(3)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(4)	such other powers, if any, as may be set out in the resolution or any subsequent directors’ resolution.

19.2	Appointment and Powers of Other Committees

The directors may, by resolution:

(1)	appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(2)	delegate to a committee appointed under paragraph (1) any of the directors’ powers, except:

(a)	the power to fill vacancies in the board of directors;

(b)	the power to remove a director;

(c)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(d)	the power to appoint or remove officers appointed by the directors; and

(3)	make any delegation referred to in paragraph (2) subject to the conditions set out in the resolution or any subsequent directors’ resolution.

19.3	Obligations of Committees

Any committee appointed under Articles 19.1 or 19.2, in the exercise of the powers delegated to it, must:

(1)	conform to any rules that may from time to time be imposed on it by the directors; and

(2)	report every act or thing done in exercise of those powers at such times as the directors may require.

19.4	Powers of Board

The directors may, at any time, with respect to a committee appointed under Articles 19.1 or 19.2:

(1)	revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(2)	terminate the appointment of, or change the membership of, the committee; and

(3)	fill vacancies in the committee.

19.5	Committee Meetings

Subject to Article 19.3(1) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Articles 19.1 or 19.2:

(1)	the committee may meet and adjourn as it thinks proper;

(2)

the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(3)	a majority of the members of the committee constitutes a quorum of the committee; and

(4)

questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote.

PART 20 - OFFICERS

20.1	Directors May Appoint Officers

The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

20.2	Functions, Duties and Powers of Officers

The directors may, for each officer:

(1)	determine the functions and duties of the officer;

(2)	entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(3)	revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

20.3	Qualifications

No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as the managing director must be a director. Any other officer need not be a director.

20.4	Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors think fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

PART 21 - INDEMNIFICATION

21.1	Definitions

In this Article 21:

(1)	“associated corporation” means a corporation or entity referred to in paragraph (ii) or (iii) of the definition of “eligible party”;

(2)	“eligible party” means an individual who:

(a)	is or was a director or alternate director of the Company;

(b)	is or was a director or alternate director of another corporation,

i.	at a time when the corporation is or was an affiliate of the Company; or

ii.	at the request of the Company; or

(c)	at the request of the Company, is or was, or holds or held a position equivalent to that of, a director or alternate director of a partnership, trust, joint venture or other unincorporated entity;

(3)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(4)

“eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which an eligible party or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Company or an associated corporation:

(a)	is or may be joined as a party; or

(b)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding; and

(5)	“expenses” has the meaning set out in the Business Corporations Act.

21.2	Mandatory Indemnification of Eligible Party

Subject to the Business Corporations Act, the Company must indemnify an eligible party and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each eligible party is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 21.2.

21.3	Indemnification of Other Persons

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

21.4	Non-Compliance with Business Corporations Act

The failure of an eligible party to comply with the Business Corporations Act or these articles does not invalidate any indemnity to which he or she is entitled under this Part.

21.5	Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(1)	is or was a director, alternate director, officer, employee or agent of the Company;

(2)	is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(3)	at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or

(4)	at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity,

against any liability incurred by him or her by reason of having been a director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

PART 22 - DIVIDENDS

22.1	Payment of Dividends Subject to Special Rights

The provisions of this Part PART 22 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

22.2	Declaration of Dividends

Subject to the Business Corporations Act, the directors may from time to time declare and authorize payment of such dividends as they may deem advisable.

22.3	No Notice Required

The directors need not give notice to any shareholder of any declaration under Article 22.2.

22.4	Record Date

The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5 p.m. on the date on which the directors pass the resolution declaring the dividend.

22.5	Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of cash or of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways.

22.6	Settlement of Difficulties

If any difficulty arises in regard to a distribution under Article 22.5, the directors may settle the difficulty as they deem advisable, and, in particular, may:

(1)	set the value for distribution of specific assets;

(2)

determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(3)	vest any such specific assets in trustees for the persons entitled to the dividend.

22.7	When Dividend Payable

Any dividend may be made payable on such date as is fixed by the directors.

22.8	Dividends to be Paid in Accordance with Number of Shares

All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

22.9	Receipt by Joint Shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

22.10	Dividend Bears No Interest

No dividend bears interest against the Company.

22.11	Fractional Dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

22.12	Payment of Dividends

Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the address of the shareholder, or in the case of joint shareholders, to the address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

22.13	Capitalization of Surplus

Notwithstanding anything contained in these articles, the directors may from time to time capitalize any surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the surplus or any part of the surplus.

PART 23 - DOCUMENTS, RECORDS AND REPORTS

23.1	Recording of Financial Affairs

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.

23.2	Inspection of Accounting Records

Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

23.3	Remuneration of Auditor

The directors may set the remuneration of the Company’s auditor (if any).

PART 24 - NOTICES

24.1	Method of Giving Notice

Unless the Business Corporations Act or these articles provides otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these articles to be sent by or to a person may be sent by any one of the following methods:

(1)	mail addressed to the person at the applicable address for that person as follows:

(a)	for a record mailed to a shareholder, the shareholder’s registered address;

(b)

for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(c)	in any other case, the mailing address of the intended recipient;

(2)	delivery at the applicable address for that person as follows, addressed to the person:

(a)	for a record delivered to a shareholder, the shareholder’s registered address;

(b)

for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(c)	in any other case, the delivery address of the intended recipient;

(3)	sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(4)	sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class;

(5)	physical delivery to the intended recipient.

24.2	Deemed Receipt of Mailing

A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 24.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing.

24.3	Certificate of Sending

A certificate or other document signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required by Article 24.1, prepaid and mailed or otherwise sent as permitted by Article 24.1 is conclusive evidence of that fact.

24.4	Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register in respect of the share.

24.5	Notice to Trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(1)	mailing the record, addressed to them:

(a)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(b)	at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(2)

if an address referred to in paragraph (1)(b) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

PART 25 – ADVANCE NOTICE OF NOMINATION FOR ELECTION OF DIRECTORS

25.1	Nomination of Directors

Subject to the provisions of the Act, these articles and any other regulatory or stock exchange requirements applicable to the Company (“Applicable Securities Laws”), only those individuals who are nominated in accordance with the procedures set out in this part shall be eligible for election as directors of the Company. Nominations of an individual for election to the board may only be made at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which such meeting was called is the election of directors of the Company, as follows:

(1)	by or at the direction of the board or an authorized officer of the Company, including pursuant to a notice of meeting;

(2)

by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Act or a requisition to call a meeting of shareholders made in accordance with the provisions of the Act; or

(3)

by a nominating shareholder who, (A) at the close of business on the date of the giving of the notice provided for below in this part and on the record date for notice of such meeting, is entered in the securities register of the Company as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting, and (B) complies with the notice procedures set forth below in this part.

25.2	Timely Notice

In addition to any other applicable requirements, for a nomination to be made by a nominating shareholder, the nominating shareholder must have given timely notice thereof in proper written form to the chief executive officer of the Company at the registered office of the Company in accordance with this part.

To be timely, a nominating shareholder’s notice to the chief executive officer of the Company must be made:

(1)

in the case of an annual meeting of shareholders, not less than 30 days prior to the date of the annual meeting of shareholders; provided, however, that if the annual meeting of shareholders is to be held on a date that is less than 50 days after the date on which the initial public announcement of the date of the annual meeting of shareholders was made, notice by the nominating shareholder may be made not later than the close of business on the 10th day following such public announcement;

(2)

in the case of a special meeting of shareholders that is not also an annual meeting but is called for the purpose of electing directors of the Company (whether or not called for other purposes), not later than the close of business on the 15th day following the day on which the initial public announcement of the special meeting of shareholders was made; and

(3)	notwithstanding the foregoing clauses 3(a) and 3(b), in the case of an annual or special meeting of shareholders where “notice-and-access” is used for the delivery of proxy-related materials and the initial public announcement is not less than 50 days before the date of the meeting, not less than 40 days prior to the date of the meeting.

25.3	Form and Update of Notice

To be in proper written form, a nominating shareholder’s notice to the chief executive officer of the Company must set forth:

(1)	as to each individual whom the nominating shareholder proposes to nominate for election as a director:

(a)	his or her name, age, business address and residence address;

(b)	his or her principal occupation or employment for the past five years;

(c)

the class or series and number of shares in the capital of the Company which are owned beneficially, or which are controlled or over which direction is exercised, directly or indirectly, or of record by him or her, as of the record date for the meeting of shareholders (if such date shall then have been made publicly available by the Company and shall have occurred) and as of the date of such notice;

(d)

a statement as to whether he or she would be “independent” of the Company (within the meaning of Sections 1.4 and 1.5 of National Instrument 52-110 - Audit Committees of the Canadian Securities Administrators, as such provisions may amended from time to time) if elected as a director of the Company at such meeting and the reasons and basis for such determination; and

(e)

any other information relating to him or her that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws; and

(2)	as to the nominating shareholder giving the notice:

(a)	the name and address of the nominating shareholder;

(b)

the class or series and number of shares in the capital of the Company which are owned beneficially, or which are controlled or over which direction is exercised, directly or indirectly, or of record by the nominating shareholder or its joint actors as of the record date for the meeting of shareholders (if such date shall then have been made publicly available by the Company and shall have occurred) and as of the date of such notice;

(c)

full particulars of any proxy, contract, arrangement, understanding or relationship pursuant to which such nominating shareholder or any joint actor has the right to vote any shares in the capital of the Company;

(d)	full particulars of any derivatives, hedges or other economic or voting interests relating to the nominating shareholder’s interest in the securities of the Company; and

(e)

any other information relating to such nominating shareholder or its joint actors that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws.

In addition, to be considered timely and in proper written form, a nominating shareholder’s notice shall be promptly updated and supplemented, if necessary, so that information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting.

25.4	Eligibility for Nomination

No individual shall be eligible for election as a director of the Company unless nominated in accordance with the provisions of this part provided, however, that nothing in this part shall be deemed to preclude discussions by a shareholder of the Company (as distinct from the nomination of directors) at a meeting of shareholders of any matter that is properly before such meeting pursuant to the provisions of the Act or the discretion of the chairman of the meeting. The chairman of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not determined to be in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.

25.5	Delivery of Notice

Notwithstanding any other provision of these articles, notice given to the chief executive officer of the Company pursuant to this part may only be given by personal delivery, by email (at such email address as may be stipulated from time to time by the chief executive officer of the Company for this notice) or by facsimile transmission, and shall be deemed to have been given and made only at the time it is served by personal delivery to the chief executive officer at the address of the registered office of the Company, or by email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received) provided, that if such delivery, electronic communication or transmission is made on a day which is not a business day or later than 5:00 p.m. (Vancouver time) on a day which is a business day, then such delivery, electronic communication or transmission shall be deemed to have been made on the subsequent day that is a business day.

25.6	Discretion to Waive.

Notwithstanding the foregoing, the directors of the Company may, in their sole discretion, waive any requirement in this Part 25.

PART 26 - SEAL

26.1	Who May Attest Seal

Except as provided in Articles 26.2 and 26.3, the Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(1)	any two directors;

(2)	any officer, together with any director;

(3)	if the Company only has one director, that director; or

(4)	any one or more directors or officers or persons as may be determined by the directors.

26.2	Sealing Copies

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 26.1, the impression of the seal may be attested by the signature of any director or officer.

26.3	Mechanical Reproduction of Seal

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and the chair of the board or any senior officer together with the secretary, treasurer, secretary-treasurer, an assistant secretary, an assistant treasurer or an assistant secretary-treasurer may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

PART 27 – SUBORDINATE VOTING SHARES

27.1	Special Rights and Restrictions

An unlimited number of Subordinate Voting Shares, without nominal or par value, having attached thereto the special rights and restrictions as set forth below:

(1)

Voting Rights. Holders of Subordinate Voting Shares shall be entitled to notice of and to attend at any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company shall have the right to vote. At each such meeting holders of Subordinate Voting Shares shall be entitled to one vote in respect of each Subordinate Voting Share held.

(2)

Alteration to Rights of Subordinate Voting Shares. As long as any Subordinate Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Subordinate Voting Shares.

(3)

Dividends. Holders of Subordinate Voting Shares shall be entitled to receive as and when declared by the directors, dividends in cash or property of the Company. No dividend will be declared or paid on the Subordinate Voting Shares unless the Corporation simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Multiple Voting Shares and Super Voting Shares.

(4)

Liquidation, Dissolution or Winding-Up. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of Subordinate Voting Shares shall, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Subordinate Voting Shares be entitled to participate rateably along with all other holders of Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis), Subordinate Voting Shares and Super Voting Shares (on an as-converted to Subordinate Voting Share basis).

(5)

Rights to Subscribe; Pre-Emptive Rights. The holders of Subordinate Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities of the Company now or in the future.

(6)

Subdivision or Consolidation. No subdivision or consolidation of the Subordinate Voting Shares, Multiple Voting Shares or Super Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares are subdivided or consolidated in the same manner or such other adjustment is made so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.

(7)

Conversion of Subordinate Voting Shares Upon an Offer. In the event that an offer is made to purchase Multiple Voting Shares, and the offer is one which is required, pursuant to applicable securities legislation or the rules of a stock exchange, if any, on which the Multiple Voting Shares are then listed, to be made to all or substantially all the holders of Multiple Voting Shares in a province or territory of Canada to which the requirement applies, each Subordinate Voting Share shall become convertible at the option of the holder into Multiple Voting Shares at the inverse of the Conversion Ratio (as defined in Part 29) then in effect, at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer. The conversion right may only be exercised in respect of Subordinate Voting Shares for the purpose of depositing the resulting Multiple Voting Shares under the offer, and for no other reason. In such event, the transfer agent for the Subordinated Voting Shares shall deposit under the offer the resulting Multiple Voting Shares, on behalf of the holder.

(8)	To exercise such conversion right, the holder or his or its attorney duly authorized in writing shall:

(a)	give written notice to the transfer agent of the exercise of such right, and of the number of Subordinate Voting Shares in respect of which the right is being exercised;

(b)	deliver to the transfer agent the share certificate or certificates representing the Subordinate Voting Shares in respect of which the right is being exercised, if applicable; and

(c)	pay any applicable stamp tax or similar duty on or in respect of such conversion.

(9)

No share certificates representing the Multiple Voting Shares, resulting from the conversion of the Subordinate Voting Shares will be delivered to the holders on whose behalf such deposit is being made. If Multiple Voting Shares, resulting from the conversion and deposited pursuant to the offer, are withdrawn by the holder or are not taken up by the offeror, or the offer is abandoned, withdrawn or terminated by the offeror or the offer otherwise expires without such Multiple Voting Shares being taken up and paid for, the Multiple Voting Shares resulting from the conversion will be re-converted into Subordinate Voting Shares at the then Conversion Ratio and a share certificate representing the Subordinate Voting Shares will be sent to the holder by the transfer agent. In the event that the offeror takes up and pays for the Multiple Voting Shares resulting from conversion, the transfer agent shall deliver to the holders thereof the consideration paid for such shares by the offeror.

PART 28 – SUPER VOTING SHARES

28.1	Special Rights and Restrictions

An unlimited number of Super Voting Shares, without nominal or par value, having attached thereto the special rights and restrictions as set forth below:

(1)

Issuance. The Super Voting Shares are only issuable in connection with the closing of the Business Combination. For the purposes hereof, “Business Combination” means the business combination (the “Business Combination”) of the Corporation, a wholly-owned subsidiary of the Corporation, VCP23, LLC and GTI Finco Inc., pursuant to a business combination agreement entered into prior to the filing of these articles.

(2)

Voting Rights. Holders of Super Voting Shares shall be entitled to notice of and to attend at any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company shall have the right to vote. At each such meeting, holders of Super Voting Shares will be entitled to 10 votes in respect of each Subordinate Voting Share into which such Super Voting Share could ultimately then be converted, which for greater certainty, shall initially equal 1,000 votes per Super Voting Share.

(3)

Alteration to Rights of Super Voting Shares. As long as any Super Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Super Voting Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Super Voting Shares. Consent of the holders of a majority of the outstanding Super Voting Shares shall be required for any action that authorizes or creates shares of any class having preferences superior to or on a parity with the Super Voting Shares. In connection with the exercise of the voting rights contained in this Article 28.1(2) each holder of Super Voting Shares will have one vote in respect of each Super Voting Share held.

(4)

Dividends. The holder of Super Voting Shares shall have the right to receive dividends, out of any cash or other assets legally available therefor, pari passu (on an as converted to Subordinated Voting Share basis) as to dividends and any declaration or payment of any dividend on the Subordinate Voting Shares. No dividend will be declared or paid on the Super Voting Shares unless the Corporation simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Subordinate Voting Shares and Multiple Voting Shares.

(5)

Liquidation, Dissolution or Winding-Up. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of Super Voting Shares will, subject to the prior rights of the holders of any shares of the

Corporation ranking in priority to the Super Voting Shares, be entitled to participate rateably along with all other holders of Super Voting Shares (on an as-converted to Subordinate Voting Share basis), Subordinate Voting Shares and Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis).

(6)

Rights to Subscribe; Pre-Emptive Rights. The holders of Super Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities of the Company now or in the future.

(7)	Conversion.

Holders of Super Voting Shares Holders shall have conversion rights as follows (the “Conversion Rights”):

(a)

Right to Convert. Each Super Voting Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such shares, into one fully paid and non-assessable Multiple Voting Shares as is determined by multiplying the number of Super Voting Shares by the Conversion Ratio applicable to such share, determined as hereafter provided, in effect on the date the Super Voting Share is surrendered for conversion. The initial “Conversion Ratio” for shares of Super Voting Shares shall be one Multiple Voting Share for each Super Voting Share; provided, however, that the Conversion Ratio shall be subject to adjustment as set forth in Articles 28.1(7)(d) and (e).

(b)

Automatic Conversion. A Super Voting Share shall automatically be converted without further action by the holder thereof into one Multiple Voting Share upon the transfer by the holder thereof to anyone other than (i) another Initial Holder, an immediate family member of an Initial Holder or a transfer for purposes of estate or tax planning to a company or person that is wholly beneficially owned by an Initial Holder or immediate family members of an Initial Holder or which an Initial Holder or immediate family members of an Initial Holder are the sole beneficiaries thereof; or (ii) a party approved by the Corporation (each a “Permitted Holder”). Each Super Voting Share held by a particular Initial Holder shall automatically be converted without further action by the holder thereof into Multiple Voting Shares at the Conversion Ratio for each Super Voting Share held if at any time the aggregate number of issued and outstanding Super Voting Shares beneficially owned, directly or indirectly, by that Initial Holder and that Initial Holder’s predecessor or transferor, permitted transferees and permitted successors, divided by the number of Super Voting Shares beneficially owned, directly or indirectly, by that Initial Holder (and the Initial Holder’s predecessor or transferor, permitted transferees and permitted successors) as at the date of completion of the Business Combination is less than 50%. The holders of Super Voting Shares will, from time to time upon the request of the Corporation, provide to the Corporation evidence as to such holders’ direct and indirect beneficial ownership (and that of its permitted transferees and permitted successors) of Super Voting Shares, including as set out below, to enable the Corporation to determine if its right to convert has occurred. For purposes of these calculations, a holder of Super Voting Shares will be deemed to beneficially own Super Voting Shares held by an intermediate company or fund in proportion to their equity ownership of such company or fund, except with respect to Super Voting Shares held by (i) GTI II, LLC, for all periods that all or some of the Initial Holders, directly or indirectly, hold management control of GTI II, LLC, such shares shall be deemed to be, for these purposes only, beneficially owned by the Initial Holders in the percentages set out in a certificate provided by GTI II, LLC on the date of closing of the Business Combination; (ii) RCP23, LLC, for all periods that all or some of the Initial Holders, directly or indirectly, hold management control of RCP23, LLC, such shares shall be deemed to be, for these purposes only, beneficially owned by the Initial Holders in the percentages set out in a certificate provided by GTI II, LLC on the date of closing of the Business Combination; (iii) RCPFM, LLC, for all periods that all or some of the Initial Holders, directly or indirectly, hold management control of RCPFM, LLC, such shares shall be deemed to be, for these purposes only, beneficially owned by the Initial Holders in the percentages set out in a certificate provided by RCPFM, LLC on the date of closing of the Business Combination; and (iv) VCP Convert, LLC, for all periods that all or some of the Initial Holders, directly or indirectly, hold management control of VCP Convert, LLC, such shares shall be deemed to be, for these purposes only, beneficially owned by the Initial Holders in the percentages set out in a certificate provided by VCP Convert, LLC on the date of closing of the Business Combination; provided that the percentages of each Initial Holder (and corresponding number of Super Voting Shares deemed to be beneficially owned for these purposes only) set out in such certificates shall be appropriately adjusted in the event of any actual distribution or transfer of any such Super Voting Shares by GTI II, LLC, RCP23, LLC, RCPFM, LLC or VCP Convert, LLC and upon any such adjustment or from time to time as requested by the Corporation, GTI II, LLC, RCP23, LLC, RCPFM, LLC or VCP Convert, LLC, as applicable, shall provide a certificate outlining the current applicable percentages of each Initial Holder (and corresponding number of Super Voting Shares deemed to be beneficially owned for these purposes only). For the purposes hereof, “Initial Holders” means Ben Kovler, Peter Kadens, Anthony Georgiadis and Andrew Grossman.

(c)

Mechanics of Conversion. Before any holder of Super Voting Shares shall be entitled to convert Super Voting Shares into Multiple Voting Shares, the holder thereof shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for Multiple Voting Shares, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Multiple Voting Shares are to be issued (each, a “Conversion Notice”). The Corporation shall (or shall cause its transfer agent to), as soon as practicable thereafter, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of Multiple Voting Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Super Voting Shares to be converted, and the person or persons entitled to receive the Multiple Voting Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Multiple Voting Shares as of such date.

(d)

Adjustments for Distributions. In the event the Corporation shall declare a distribution to holders of Multiple Voting Shares payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not otherwise causing adjustment to the Conversion Ratio (a “Distribution”), then, in each such case for the purpose of this Article 28.1(7)(d), the holders of Super Voting Shares shall be entitled to a proportionate share of any such

Distribution as though they were the holders of the number of Multiple Voting Shares into which their Super Voting Shares are convertible as of the record date fixed for the determination of the holders of Multiple Voting Shares entitled to receive such Distribution.

(e)

Recapitalizations; Stock Splits. If at any time or from time-to-time, the Corporation shall (i) effect a recapitalization of the Multiple Voting Shares; (ii) issue Multiple Voting Shares as a dividend or other distribution on outstanding Multiple Voting Shares; (iii) subdivide the outstanding Multiple Voting Shares into a greater number of Multiple Voting Shares; (iv) consolidate the outstanding Multiple Voting Shares into a smaller number of Multiple Voting Shares; or (v) effect any similar transaction or action (each, a “Recapitalization”), provision shall be made so that the holders of Super Voting Shares shall thereafter be entitled to receive, upon conversion of Super Voting Shares, the number of Multiple Voting Shares or other securities or property of the Corporation or otherwise, to which a holder of Multiple Voting Shares deliverable upon conversion would have been entitled on such Recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article 28.1(7) with respect to the rights of the holders of Super Voting Shares after the Recapitalization to the end that the provisions of this Article 28.1(7) (including adjustment of the Conversion Ratio then in effect and the number of Multiple Voting Shares issuable upon conversion of Super Voting Shares) shall be applicable after that event as nearly equivalent as may be practicable.

(f)

No Fractional Shares and Certificate as to Adjustments. No fractional Multiple Voting Shares shall be issued upon the conversion of any share or shares of Super Voting Shares and the number of Multiple Voting Shares to be issued shall be rounded up to the nearest whole Multiple Voting Share. Whether or not fractional Multiple Voting Shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Super Voting Shares the holder is at the time converting into Multiple Voting Shares and the number of Multiple Voting Shares issuable upon such aggregate conversion.

(g)

Adjustment Notice. Upon the occurrence of each adjustment or readjustment of the Conversion Ratio pursuant to this Article 28.1(7), the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Ratio for Super Voting Shares at the time in effect, and (C) the number of Multiple Voting Shares and the amount, if any, of other property which at the time would be received upon the conversion of a Super Voting Share.

(h)

Effect of Conversion. All Super Voting Shares which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the time of conversion (the “Conversion Time”), except only the right of the holders thereof to receive

Multiple Voting Shares in exchange therefor and to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion.

(i)

Notice. On the date of a Mandatory Conversion, the Corporation will issue or cause its transfer agent to issue each holder of Super Voting Shares of record on the Mandatory Conversion Date certificates representing the number of Multiple Voting Shares into which the Super Voting Shares are so converted and each certificate representing the Super Voting Shares shall be null and void.

(j)

Retirement of Shares. Any Super Voting Share converted shall be retired and cancelled and may not be reissued as shares of such series or any other class or series, and the Corporation may thereafter take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized number of Super Voting Shares accordingly.

(k)

Disputes. Any holder of Super Voting Shares that beneficially owns more than 5% of the issued and outstanding Super Voting Shares may submit a written dispute as to the determination of the conversion ratio or the arithmetic calculation of the Conversion Ratio, the conversion ratio of Multiple Voting Shares to Subordinate Voting Shares (the “Subordinate Conversion Ratio”) or of the 40% Threshold, FPI Protective Restriction or the Beneficial Ownership Limitation (each as defined in the terms of the Multiple Voting Shares) by the Corporation to the Board of Directors with the basis for the disputed determinations or arithmetic calculations. The Corporation shall respond to the holder within five (5) Business Days of receipt, or deemed receipt, of the dispute notice with a written calculation of the Conversion Ratio, Subordinate Conversion Ratio, 40% Threshold, FPI Protective Restriction or the Beneficial Ownership Limitation, as applicable. If the holder and the Corporation are unable to agree upon such determination or calculation of the Conversion Ratio, Subordinate Conversion Ratio, FPI Protective Restriction or the Beneficial Ownership Limitation, as applicable, within five (5) Business Days of such response, then the Corporation and the holder shall, within one (1) Business Day thereafter submit the disputed arithmetic calculation of the Conversion Ratio, Subordinate Conversion Ratio, FPI Protective Restriction or the Beneficial Ownership Limitation to the Corporation’s independent, outside accountant. The Corporation, at the Corporation’s expense, shall cause the accountant to perform the determinations or calculations and notify the Corporation and the holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(8)

Notices of Record Date. Except as otherwise provided under applicable law, in the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Super Voting Shares, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

PART 29 – MULTIPLE VOTING SHARES

29.1	Special Rights and Restrictions

An unlimited number of Multiple Voting Shares, without nominal or par value, having attached thereto the special rights and restrictions as set forth below:

(1)

Voting Rights. Holders of Multiple Voting Shares shall be entitled to notice of and to attend at any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company shall have the right to vote. At each such meeting, holders of Multiple Voting Shares will be entitled to one vote in respect of each Subordinate Voting Share into which such Multiple Voting Share could ultimately then be converted, which for greater certainty, shall initially equal 100 votes per Multiple Voting Share.

(2)

Alteration to Rights of Multiple Voting Shares. As long as any Multiple Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Multiple Voting Shares and Super Voting Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Multiple Voting Shares. Consent of the holders of a majority of the outstanding Multiple Voting Shares and Super Voting Shares shall be required for any action that authorizes or creates shares of any class having preferences superior to or on a parity with the Multiple Voting Shares. In connection with the exercise of the voting rights contained in this Article 29.1(2) each holder of Multiple Voting Shares will have one vote in respect of each Multiple Voting Share held.

(3)

Dividends. The holder of Multiple Voting Shares shall have the right to receive dividends, out of any cash or other assets legally available therefor, pari passu (on an as converted basis, assuming conversion of all Multiple Voting Shares into Subordinate Voting Shares at the Conversion Ratio) as to dividends and any declaration or payment of any dividend on the Subordinate Voting Shares. No dividend will be declared or paid on the Multiple Voting Shares unless the Corporation simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Subordinate Voting Shares and Super Voting Shares.

(4)

Liquidation, Dissolution or Winding-Up. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of Multiple Voting Shares will, subject to the prior rights of the holders of any shares of the Corporation ranking in priority to the Multiple Voting Shares, be entitled to participate rateably along with all other holders of Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis), Subordinate Voting Shares and Super Voting Shares (on an as-converted to Subordinate Voting Share basis).

(5)

Rights to Subscribe; Pre-Emptive Rights. The holders of Multiple Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities of the Company now or in the future.

(6)	Conversion. Subject to the Conversion Restrictions set forth in this Article 29.1(6), holders of Multiple Voting Shares Holders shall have conversion rights as follows (the “Conversion Rights”):

(a)

Right to Convert. Each Multiple Voting Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such shares, into fully paid and non-assessable Subordinate Voting Shares as is determined by multiplying the number of Multiple Voting Shares by the Conversion Ratio applicable to such share, determined as hereafter provided, in effect on the date the Multiple Voting Share is surrendered for conversion. The initial “Conversion Ratio” for shares of Multiple Voting Shares shall be 100 Subordinate Voting Shares for each Multiple Voting Share; provided, however, that the Conversion Ratio shall be subject to adjustment as set forth in Articles 29.1(6)(h) and (i).

(b)

Conversion Limitations. Before any holder of Multiple Voting Shares shall be entitled to convert the same into Subordinate Voting Shares, the Board of Directors (or a committee thereof) shall designate an officer of the Corporation to determine if any Conversion Limitation set forth in Articles 29.1(6)(c) or 29.1(6)(e) shall apply to the conversion of Multiple Voting Shares.

(c)

Foreign Private Issuer Protection Limitation: The Corporation will use commercially reasonable efforts to maintain its status as a “foreign private issuer” (as determined in accordance with Rule 3b-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, subject to the discretion of the Board to waive this restriction, the Corporation shall not effect any conversion of Multiple Voting Shares, and the holders of Multiple Voting Shares shall not have the right to convert any portion of the Multiple Voting Shares, pursuant to this Article 29.1(6) or otherwise, to the extent that after giving effect to all permitted issuances after such conversions of Multiple Voting Shares, the aggregate number of Subordinate Voting Shares, Super Voting Shares and Multiple Voting Shares held of record, directly or indirectly, by residents of the United States (as determined in accordance with Rules 3b-4 and 12g3-2(a) under the Exchange Act (“U.S. Residents”)) would exceed forty percent (40%) (the “40% Threshold”) of the aggregate number of Subordinate Voting Shares, Super Voting Shares and Multiple Voting Shares issued and outstanding after giving effect to such conversions (the “FPI Protective Restriction”). The Board may also, by resolution, increase the 40% Threshold to an amount not to exceed 50% and in the event of any such increase all references to the 40% Threshold herein, shall refer instead to the amended threshold set by such resolution.

Conversion Limitations. In order to effect the FPI Protection Restriction, each holder of Multiple Voting Shares will be subject to the 40% Threshold based on the number of Multiple Voting Shares held by such holder as of the date of the initial issuance of the Multiple Voting Shares and thereafter at the end of each of the Corporation’s subsequent fiscal quarters (each, a “Determination Date”), calculated as follows:

X = [(A x 0.4) - B] x (C/D)

Where on the Determination Date:

X =    Maximum Number of Subordinate Voting Shares Available For Issue upon Conversion of Multiple Voting Shares by a holder.

A =    The Number of Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares issued and outstanding on the Determination Date.

B =    Aggregate number of Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares held of record, directly or indirectly, by U.S. Residents on the Determination Date.

C =    Aggregate number of Multiple Voting Shares held by holder on the Determination Date.

D =    Aggregate number of all Multiple Voting Shares on the Determination Date.

For purposes of this Article 29.1(6)(c), the Board of Directors (or a committee thereof) shall designate an officer of the Corporation to determine as of each Determination Date: (A) the 40% Threshold and (B) the FPI Protective Restriction. Within thirty (30) days of the end of each Determination Date (a “Notice of Conversion Limitation”), the Corporation will provide each holder of record a notice of the FPI Protection Restriction and the impact the FPI Protective Provision has on the ability of each holder to exercise the right to convert Multiple Voting Shares held by the holder. To the extent that requests for conversion of Multiple Voting Shares subject to the FPI Protection Restriction would result in the 40% Threshold being exceeded, the number of such Multiple Voting Shares eligible for conversion held by a particular holder shall be prorated relative to the number of Multiple Voting Shares submitted for conversion. To the extent that the FPI Protective Restriction contained in this Article 29.1(6) applies, the determination of whether Multiple Voting Shares are convertible shall be in the sole discretion of the Corporation.

(d)

Mandatory Conversion. Notwithstanding Article 29.1(6)(c), the Corporation may require each holder of Multiple Voting Shares to convert all, and not less than all, the Multiple Voting Shares at the applicable Conversion Ratio (a “Mandatory Conversion”) if at any time all the following conditions are satisfied (or otherwise waived by special resolution of holders of Multiple Voting Shares):

iii.

the Subordinate Voting Shares issuable upon conversion of all the Multiple Voting Shares are registered for resale and may be sold by the holder thereof pursuant to an effective registration statement and/or prospectus covering the Subordinate Voting Shares under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”);

iv.	the Corporation is subject to the reporting requirements of Section 13 or 15(d) of the U.S. Exchange Act; and

v.

the Subordinate Voting Shares are listed or quoted (and are not suspended from trading) on a recognized North American stock exchange or by way of reverse takeover transaction on the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities

Exchange or Aequitas NEO Exchange (or any other stock exchange recognized as such by the Ontario Securities Commission).

The Corporation will issue or cause its transfer agent to issue each holder of Multiple Voting Shares of record a Mandatory Conversion Notice at least 20 days prior to the record date of the Mandatory Conversion, which shall specify therein, (i) the number of Subordinate Voting Shares into which the Multiple Voting Shares are convertible and (ii) the address of record for such older. On the record date of a Mandatory Conversion, the Corporation will issue or cause its transfer agent to issue each holder of record on the Mandatory Conversion Date certificates representing the number of Subordinate Voting Shares into which the Multiple Voting Shares are so converted and each certificate representing the Multiple Voting Shares shall be null and void.

(e)

Beneficial Ownership Restriction: The Corporation shall not effect any conversion of Multiple Voting Shares, and a holder thereof shall not have the right to convert any portion of its Multiple Voting Shares, pursuant to this Article 29.1(6) or otherwise, to the extent that after giving effect to such issuance after conversion as set forth on the applicable Conversion Notice, the Holder (together with the Holder’s Affiliates (each, an “Affiliate” as defined in Rule 12b-2 under the U.S. Exchange Act), and any other persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of 9.99% of the number of the Subordinate Voting Shares outstanding immediately after giving effect to the issuance of Subordinate Voting Shares issuable upon conversion of the Multiple Voting Shares subject to the Conversion Notice (the “Beneficial Ownership Limitation”).

For purposes of the foregoing sentence, the number of Subordinate Voting Shares beneficially owned by the holder and its Affiliates shall include the number of Subordinate Voting Shares issuable upon conversion of Multiple Voting Shares with respect to which such determination is being made, but shall exclude the number of Subordinate Voting Shares which would be issuable upon (i) conversion of the remaining, non-converted portion of Multiple Voting Shares beneficially owned by the holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or non-converted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder or any of its Affiliates. In any case, the number of outstanding Subordinate Voting Shares shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including Multiple Voting Shares subject to the Conversion Notice, by the holder or its Affiliates since the date as of which such number of outstanding Subordinate Voting Shares was reported. Except as set forth in the preceding sentence, for purposes of this Article 29.1(6)(e) beneficial ownership shall be calculated in accordance with Section 13(d) of the U.S. Exchange Act and the rules and regulations promulgated thereunder based on information provided by the shareholder to the Corporation in the Conversion Notice.

To the extent that the limitation contained in this Article 29.1(6)(e) applies and the Corporation can convert some, but not all, of such Multiple Voting Shares submitted for conversion, the Corporation shall convert Multiple Voting Shares up to the Beneficial Ownership Limitation in effect, based on the number of Multiple Voting Shares submitted for conversion on such date. The determination of whether Multiple Voting Shares are convertible (in relation to other securities owned by the holder together with any Affiliates)

and of which Multiple Voting Shares are convertible shall be in the sole discretion of the Corporation, and the submission of a Conversion Notice shall be deemed to be the holder’s certification as to the holder’s beneficial ownership of Subordinate Voting Shares of the Corporation, and the Corporation shall have the right, but not the obligation, to verify or confirm the accuracy of such beneficial ownership.

The holder, upon notice to the Corporation, may increase or decrease the Beneficial Ownership Limitation provisions of this Article 29.1(6)(e), provided that the Beneficial Ownership Limitation in no event exceeds 19.99% of the number of the Subordinate Voting Shares outstanding immediately after giving effect to the issuance of Subordinate Voting Shares upon conversion of Multiple Voting Shares subject to the Conversion Notice and the provisions of this Article 29.1(6)(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Corporation. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Article 29.1(6)(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of Multiple Voting Shares.

(f)

Disputes. In the event of a dispute as to the number of Subordinate Voting Shares issuable to a Holder in connection with a conversion of Multiple Voting Shares, the Corporation shall issue to the Holder the number of Subordinate Voting Shares not in dispute and resolve such dispute in accordance with Article 29.1(6)(m).

(g)

Mechanics of Conversion. Before any holder of Multiple Voting Shares shall be entitled to convert Multiple Voting Shares into Subordinate Voting Shares, the holder thereof shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for Subordinate Voting Shares, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Subordinate Voting Shares are to be issued (each, a “Conversion Notice”). The Corporation shall (or shall cause its transfer agent to), as soon as practicable thereafter, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of Subordinate Voting Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Multiple Voting Shares to be converted, and the person or persons entitled to receive the Subordinate Voting Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Subordinate Voting Shares as of such date.

(h)

Adjustments for Distributions. In the event the Corporation shall declare a distribution to holders of Subordinate Voting Shares payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not otherwise causing adjustment to the Conversion Ratio (a “Distribution”), then, in each such case for the purpose of this Article 29.1(6)(h), the holders of Multiple Voting Shares shall be entitled to a proportionate share of any such Distribution as though they were the holders of the number of Subordinate Voting Shares into which their Multiple Voting Shares are convertible as of the record date fixed for the determination of the holders of Subordinate Voting Shares entitled to receive such Distribution.

(i)

Recapitalizations; Stock Splits. If at any time or from time-to-time, the Corporation shall (i) effect a recapitalization of the Subordinate Voting Shares; (ii) issue Subordinate Voting Shares as a dividend or other distribution on outstanding Subordinate Voting Shares; (iii) subdivide the outstanding Subordinate Voting Shares into a greater number of Subordinate Voting Shares; (iv) consolidate the outstanding Subordinate Voting Shares into a smaller number of Subordinate Voting Shares; or (v) effect any similar transaction or action (each, a “Recapitalization”), provision shall be made so that the holders of Multiple Voting Shares shall thereafter be entitled to receive, upon conversion of Multiple Voting Shares, the number of Subordinate Voting Shares or other securities or property of the Corporation or otherwise, to which a holder of Subordinate Voting Shares deliverable upon conversion would have been entitled on such Recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article 29.1(6) with respect to the rights of the holders of Multiple Voting Shares after the Recapitalization to the end that the provisions of this Article 29.1(6) (including adjustment of the Conversion Ratio then in effect and the number of Multiple Voting Shares issuable upon conversion of Multiple Voting Shares) shall be applicable after that event as nearly equivalent as may be practicable.

(j)

No Fractional Shares and Certificate as to Adjustments. No fractional Subordinate Voting Shares shall be issued upon the conversion of any Multiple Voting Shares and the number of Subordinate Voting Shares to be issued shall be rounded up to the nearest whole Subordinate Voting Share. Whether or not fractional Subordinate Voting Shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Multiple Voting Shares the holder is at the time converting into Subordinate Voting Shares and the number of Subordinate Voting Shares issuable upon such aggregate conversion.

(k)

Adjustment Notice. Upon the occurrence of each adjustment or readjustment of the Conversion Ratio pursuant to this Article 29.1(6), the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Multiple Voting Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Multiple Voting Shares, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Ratio for Multiple Voting Shares at the time in effect, and (C) the number of Subordinate Voting Shares and the amount, if any, of other property which at the time would be received upon the conversion of a Multiple Voting Share.

(l)

Effect of Conversion. All Multiple Voting Shares which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the time of conversion (the “Conversion Time”), except only the right of the holders thereof to receive

Subordinate Voting Shares in exchange therefor and to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion.

(m)

Disputes. Any holder of Multiple Voting Shares that beneficially owns more than 5% of the issued and outstanding Multiple Voting Shares may submit a written dispute as to the determination of the conversion ratio or the arithmetic calculation of the conversion ratio of Multiple Voting Shares to Subordinate Voting Shares, the Conversion Ratio, 40% Threshold, FPI Protective Restriction or the Beneficial Ownership Limitation by the Corporation to the Board of Directors with the basis for the disputed determinations or arithmetic calculations. The Corporation shall respond to the holder within five (5) Business Days of receipt, or deemed receipt, of the dispute notice with a written calculation of the conversion ratio, the Conversion Ratio, 40% Threshold, FPI Protective Restriction or the Beneficial Ownership Limitation, as applicable. If the holder and the Corporation are unable to agree upon such determination or calculation of the Conversion Ratio, FPI Protective Restriction or the Beneficial Ownership Limitation, as applicable, within five (5) Business Days of such response, then the Corporation and the holder shall, within one (1) Business Day thereafter submit the disputed arithmetic calculation of the conversion ratio, Conversion Ratio, FPI Protective Restriction or the Beneficial Ownership Limitation to the Corporation’s independent, outside accountant. The Corporation, at the Corporation’s expense, shall cause the accountant to perform the determinations or calculations and notify the Corporation and the holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(7)

Conversion of Upon an Offer. In addition to the conversion rights set out in Article 29.1(6), in the event that an offer is made to purchase Subordinate Voting Shares, and the offer is one which is required, pursuant to applicable securities legislation or the rules of a stock exchange, if any, on which the Subordinate Voting Shares are then listed, to be made to all or substantially all the holders of Subordinate Voting Shares in a province or territory of Canada to which the requirement applies, each Multiple Voting Share shall become convertible at the option of the holder into Subordinate Voting Shares at the Conversion Ratio then in effect, at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer. The conversion right in this Article 29.1(7) may only be exercised in respect of Multiple Voting Shares for the purpose of depositing the resulting Subordinate Voting Shares under the offer, and for no other reason. In such event, the transfer agent for the Subordinate Voting Shares shall deposit under the offer the resulting Subordinate Voting Shares, on behalf of the holder.

To exercise such conversion right, the holder or his or its attorney duly authorized in writing shall:

(a)	give written notice to the transfer agent of the exercise of such right, and of the number of Multiple Voting Shares in respect of which the right is being exercised;

(b)	deliver to the transfer agent the share certificate or certificates representing the Multiple Voting Shares in respect of which the right is being exercised, if applicable; and

(c)	pay any applicable stamp tax or similar duty on or in respect of such conversion.

No share certificates representing the Subordinate Voting Shares, resulting from the conversion of the Multiple Voting Shares will be delivered to the holders on whose behalf such deposit is being made. If Subordinate Voting Shares, resulting from the conversion and deposited pursuant to the offer, are withdrawn by the holder or are not taken up by the offeror, or the offer is abandoned, withdrawn or terminated by the offeror or the offer otherwise expires without such Subordinate Voting Shares being taken up and paid for, the Subordinate Voting Shares resulting from the conversion will be reconverted into Multiple Voting Shares at the inverse of Conversion Ratio then in effect and a share certificate representing the Multiple Voting Shares will be sent to the holder by the transfer agent. In the event that the offeror takes up and pays for the Subordinate Voting Shares resulting from conversion, the transfer agent shall deliver to the holders thereof the consideration paid for such shares by the offeror.

(8)

Notices of Record Date. Except as otherwise provided under applicable law, in the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Multiple Voting Shares, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

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